As filed with the Securities and Exchange Commission on August 20, 1999
                                                  Registration No. 333 -
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                        Pre-Effective Amendment No. 1 to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           NETSMART TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                      Delaware                                13-3680154
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

            146 Nassau Avenue, Islip, New York, 11751, (516) 968-2000
   (Address, including zip code, and telephone number of registrant's principal executive offices)

                             Asher S. Levitsky P.C.
                        Esanu Katsky Korins & Siger, LLP
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 953-6000
                               Fax: (212) 953-6899
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
           Mr. James L. Conway, President and Chief Executive Officer
                           Netsmart Technologies, Inc.
                                146 Nassau Avenue
                              Islip, New York 11751
                                 (516) 968-2000
                               Fax: (516) 968-2123
Approximate date of commencement of proposed sale to the public: As soon as practical on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered of this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                   CALCULATION OF REGISTRATION FEE


                                             Proposed            Proposed
Title of securities                           maximum             maximum
       to be           Amount to be       offering price         aggregate           Amount of
    registered          registered           per unit         offering price     registration fee
-------------------------------------------------------------------------------------------------
Common Stock, par      994,499 shs.          $4.02(1)           $3,997,886           $1,111.41
value $.01 per share

(1)     The average of the high and low prices of the common stock on the Nasdaq
SmallCap Market on August 5, 1999.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note:  This Pre-effective Amendment No. 1 to the Registration
Statement is being filed to add the above delaying amendment, and no other substantive changes have been made to the Registration Statement.

                                      - 1 -

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this pre-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islip, State of New York on this 20th day of August, 1999.

                                            NETSMART TECHNOLOGIES, INC.


                                            By: s/ James L. Conway
                                            James L. Conway, President and
                                            Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective amendment to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                       Title                             Date
---------                       -----                             ----

s/ James L. Conway             President,                      August 20, 1999
--------------------           Chief Executive Officer
James L. Conway                and Director
(Principal Executive Officer)


       *                       Chief Financial Officer         August 20, 1999
--------------------
Anthony F. Grisanti
(Principal Financial
and Accounting Officer)


       *                       Director                        August 20, 1999
--------------------
Edward D. Bright


       *                       Director                        August 20, 1999
--------------------
John F. Philips


       *                       Director                        August 20, 1999
--------------------
Gerald O. Koop


       *                       Director                        August 20, 1999
--------------------
Joseph G. Sicinski





*    By: s/ James L. Conway
         ------------------
          James L. Conway
          Attorney-in-fact



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